Exhibit 10.39

 First Natlonal Bank

 CHANGE IN TERMS AGREEMENT

 Borrower:
 Advanced Remote communication Solutions, Inc. a     Lender First National Bank
 California corporation fka Bostrace, Inc., a               401 West A Street
 California corporation                                     P.O. Box 85625
 Enerdyne Technologies, Inc., a California                  San Diego, CA 92101
 corporation
 10675 Sorrento Valley Road, #200
 San Diego, CA 92121

 Principal Amount: $2,250,000.00            Initial Rate: 6.500%      Date of
 Agreement:January 29, 2002

 DESCRIPTION OF EXISTING INDEBTEDNESS.

Promissory Note dated December 29, 1998 in the original amount of $750,000.00 originally maturing December 29, 2000 as modified by various Change In Terms Agreements dated February 4, 2000, February 28, 2000, March 13, 2001, May 18, 2001, August 3, 2001. November 5, 2001, December 20, 2001 and waiver letter dated February 20, 2001.

 DESCRIPT10N OF COLLATERAL

Various  Conmercial   Security  Agreements  and  Commercial  Pledge  Agreements
granting Lender a security Interest in various assets as stated In those specific agreements.

 DESCRIPTION OF CHANGE IN TERMS.
 1) Maturity date to be extended from January 31, 2002 to April 30, 2002.

 2) The Loan Agreement dated December 29,1998 as amended from time to time, is further modified as follows:

Borrowing Base. The words 'Borrowing Base" shall mean as determined by Lender from time to time, the lesser of (a) $2,250,0W.00; or (b) up to 800/6 of Eligible Domestic Accounts plus up to 80% of Eligible Insured Foreign Accounts, plus up to 50% of the aggregate amount of Eligible Domestic Inventory less related trade accounts payable not to exceed $300,000.00 through January 31, 2002; $200,000.00 through February 28, 2002 and $100,000.00 through March 31,
2002 Effective April 1, 2002 Inventory shall no longer be eligible under the Borrowing Base.

 A Financial Covenants and Reporting addendum 'is hereby incorporated 'in the Loan Agreement.

 Negative Covenants provision is modified as follows:

Capital Expenditures. Make or contract to make capital expenditures, including leasehold improvements, in any fiscal year in excess of $250,ooo.00 without Lenders prior written authorization.

 Indebtedness and Liens. No additional debt will be allowed without Lender's prior written authorization.

Profitability. Borrower shall maintain annual profitability on a quarterly basis

 No dividends or distributions shall be paid in any amount.

There shall be no material change in ownership or corporate profile/structure, Including the sale of a subsidiary or division, and no mergers or acquisitions without prior written authorization by Lender.

COUNTERPARTS PROVISION. This Change In Term Agreement may be executed in several counterparts, each of which shall constitute an original, but of which together shall constitute one and the same Change In Term Agreement

CONTINUING VALIDITY. Except as expressly changed by this Agreement the terms of the original obligation or obligations, Including all agreements evidenced or securing the obligation(s), rernain unchanged and in tug force and effect. Consent by Lender to this Agreement does riot waive Lenders nght to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing In this Agreement Will constitute a satisfaction of the obligation(s). It is the Intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender In writing. Any maker or endorser, Including accommodation makers, will not be released by virtue of this Agreement It any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally. based an the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by It. This waiver applies not only to any initial extension, modification Or release, but also to all such subsequent actions.


                                                       CHANGE IN TERMS AGREEMENT
 Loan No: 5641308361                                          (Continued)


 BORROWER:

 ADVANCED REMOTE COMMUNICATION SOLUTIONS, INC. A CALIFORNIAN FKA BOATRACS, INC., CALIFORNIA CORPORATION
 By;

 /s/ Michael Silverman, Chairmen of the Board/CEO of
 Advanced Remote Communication Solutions, Inc.
 A California FKA Boatracs, Inc., a California
 Corporation

By: /s/ Dean Kernus, CFO/Secretary of Advanced Remote Communication Solutions, a California corporation fka Boatracs, Inc., a California corporation




 ENERDYNE TECHNOLOGIES, INC., A CALIFORNIA
 CORPORATION

BY:  /s/ Michael Silverman, Chairman of the Board/CEO
Of Enerdyne Technologies, Inc., a California
Corporation


BY:   /s/ Dean Kernus, CFO.Secretary of Enerdyne
Technologies, Inc., a California Corporation